                                                                    EXHIBIT 10.1
May 1st 2004

SERVICE CONTRACT

between

Prosidion Ltd.

and

Anker Lundemose

                                                                               .
                                                                               .
                                                                               .

CONTENTS

1.    COMMENCEMENT, STATUS OF EMPLOYMENT AND RESPONSIBILITIES.............................................         1

2.    PLACE OF WORK.......................................................................................         2

3.    HOURS OF WORK.......................................................................................         2

4.    SALARY..............................................................................................         2

5.    HOLIDAYS............................................................................................         3

6.    BUSINESS EXPENSES...................................................................................         3

7.    BENEFITS............................................................................................         3

8.    TERM AND TERMINATION................................................................................         4

9.    INTELLECTUAL PROPERTY RIGHTS........................................................................         4

10.     RESTRICTIVE COVENANTS.............................................................................         5

11.     DUTY OF CONFIDENTIALITY AND DOCUMENTS.............................................................         6

12.     RETURN OF MATERIAL................................................................................         6

13.     GOVERNING LAW AND VENUE...........................................................................         6

14.     SIGNATURES........................................................................................         7

                  SERVICE CONTRACT

BETWEEN Prosidion Ltd., a company registered in England and Wales under registered number 4600121 and whose registered office is at
                  Watlington Road
                  Oxford , OX4 6LT
                  United Kingdom
                  (the "Company")

AND               Anker Lundemose
                  Sdr. Fasanvej 87A
                  2000 Frederiksberg
                  Denmark
                  (the "Manager")

1. COMMENCEMENT, STATUS OF EMPLOYMENT AND RESPONSIBILITIES

      1.1. COMMENCEMENT

            1.1.1. This Service Contract replaces the Service Contract between the parties dated October 10th 2004. The Manager assumed the position of manager and CEO of the Company on 1 February 2003.

      1.2. STATUS OF EMPLOYMENT

            1.2.1. The Manager shall not be subject to the Danish Salaried
                   Employees Act (Funktionaerloven).

      1.3. RESPONSIBILITIES

            1.3.1. The Manager shall be responsible for carrying out his duties in accordance with the job specification provided to the Manager and with the responsibilities and liabilities vested in him in his capacity of CEO of the Company in accordance with applicable laws. In the course of his duties the Manager shall protect and promote the interests of the Company in accordance with regulations laid down by the Company from time to time. The Manager shall regularly notify the Board of Directors of the Company and other officers and employees of the Company, as appropriate from time to time, of his activities in this regard. The Manager shall report to the Chairman of the Board of the Company, currently Dr. Colin Goddard.

            1.3.2. The Manager shall be responsible for ensuring that the activities of the Company are conducted in accordance with applicable regulations for the activities of the Company and in general with the directions of the Board of Directors and with the Articles of Association of the Company and relevant laws as may apply from time to time.

           1.3.3. The Manager shall perform his duties diligently and loyally devoting his full time, attention and endeavours to promote the interests of the Company. The Manager shall not have any other paid work without the prior written consent of the Company, however, it is accepted and agreed that the Manager is member of the board of Symphogen A/S and OncoTac ApS. In addition, the Manager shall not, without the prior written consent of the Company, have any unpaid work affecting his performance in any manner whatsoever or otherwise causing inconvenience to the Company or which may be considered a conflict of interest with his duties for and on behalf of the Company, however, it is accepted and agreed that the Manager is managing his private investments via the two small limited companies Proliferator ApS and 3B In-vest ApS.

                  The Manager warrants that he has not entered into any arrangement or obligation which could or does current conflict with the duties and obligations hereunder, except that he prior to this employment has been employed by Pantheco A/S. The Manager is co-founder of Pantheco A/S and retains a small equity position in the company. Further, the Manager undertakes that he will not, during the term of this Service Contract of Section 8.1, enter into any arrangement or obligation which may reasonably be considered as a conflict of interest with the duties and obligations hereunder.

2. PLACE OF WORK

      2.1. The place of work shall be the registered office of the Company in Oxford as well as the private address of the Manager. The Manager shall travel as required to perform his duties.

3. HOURS OF WORK

      3.1. The normal daily hours of the Manager shall be from 9 a.m. until 6 p.m.

      3.2. The Manager can be expected to work overtime in order to perform his duties for the Company and be will not receive any separate remuneration for such work.

4. SALARY

      4.1. The fixed annual salary of the Manager is GBP 150,000 payable one-twelfth before the last business day of each month.

5. HOLIDAYS

   The Manager is entitled to six weeks (30 working days) of paid holidays per year. The Manager shall not be covered by the Danish Holiday Act. The Manager shall decide on the time of any holiday with due regard to the interests of the Company and shall notify the Company thereof.

6. BUSINESS EXPENSES

      6.1. The Manager shall be reimbursed for reasonable business, entertainment and traveling expenses incurred in connection with his duties under this Service Contract, as agreed with the Company and against approved receipts submitted in a timely manner.

      6.2. The Company shall reimburse the Manager for all of the Manager's costs in relation to home telephone expenses, cellular telephone expenses, and home PC high-speed Internet connection (ADSL) upon the submission of receipts in a timely manner.

            The tax consequences to the Manager of reimbursement as referred to in Section 6.1 - 6.2 shall be of no concern to the Company and the Manager shall bear the full responsibility and liability for any tax arising.

7. BENEFITS

      7.1. The Manager shall in addition to his fixed salary cf. Section 4.1 also receive pension contribution of 10% of the fixed salary cf.
            Section 4.1, a car allowance of (pound)1,200 per month and an annual bonus. Adjustment of the fixed salary shall be discussed with the Company each year before 1 February, such adjustment, if any, being effective for the fixed salary for that year. In the event that the Company terminates this Service Contract, the Manager shall be entitled to severance pay in cash corresponding to 6 months' salary.

      7.2. Possible tax consequences to the Manager of benefits as referred to in Section 7.l shall be of no concern to the Company and the Manager shall bear the full responsibility and liability for any tax arising.

      7.3. The Executive shall be eligible for a maximum of (pound)30,000 towards reasonable relocation expenses (subject to the production of appropriate documentation). The Manager may use this sum of monies towards rental costs or home purchase or a combination of both until such time as the (pound)30,000 is depleted. The Company will meet any tax liabilities up to any statutory limit.

      7.4. Upon a change of Control of Prosidion, i.e., when OS1 no longer holds the majority of the outstanding shares of Prosidion, vesting will he accelerated of any unvested Prosidion options.

      7.5. Should the Manager decide to adopt a child from a location outside of the UK, the Manager will notify the Company about the time of the adoption process as soon as he is notified by the adoption authorities. Should this adoption necessitate that the Manager stay at the location of the adoption for a prolonged period of time, the Manager will be approved for such leave and agrees to perform his duties in the Company to the extent possible.

8. TERM AND TERMINATION

      8.1. During the term of this employment the Manager shall be entitled to terminate this Service Contract on giving three month's written notice to the Company to expire at the end of a calendar month and the Company shall be entitled to terminate this Service Contract on giving 6 (six) months written notice to the Manager.

      8.2. If the Company or the Manager materially breaches the party's obligations under this Service Contract or the relevant assumptions on which it is based, the other party may terminate the Service Contract without notice or with effect from an arbitrarily fixed date. If such termination is due to the Manager's breach of contract, he is only entitled to remuneration until the date of such termination of the Service Contract. The party in breach shall compensate for any direct loss suffered by the other party as a result of the breach.

9. INTELLECTUAL PROPERTY RIGHTS

      9.1. All intellectual property rights, including copyrights, rights protected under the Danish Marketing Practices Act (markedsfoaringsloven), patentable inventions and such other intellectual property rights obtained by the Manager anywhere in the world in the course of the employment shall be the property of the Company without any consideration. This shall also apply to similar rights obtained by the Manager following termination of the employment where the right results in whole or in part from work performed during the employment with the Company.

      9.2. The Manager shall not receive any separate consideration for the assignment or utilization of the rights under Section 9.1, such consideration to be deemed to be included in his regular salary.

      9.3. The intellectual property rights of the Company under Section 9.1 shall apply whether or not the work of the Manager resulting therein was performed within or outside the business area of the Company, within or outside normal working hours or within or outside the premises of the Company.

      9.4. The Manager shall promptly notify the Company upon becoming aware that an intellectual property right has been obtained in whole or part as a result of his work, or that such right must be expected to be obtained.

      9.5. The Manager shall reasonably assist the Company in protecting and using its intellectual property rights, including, without limitation, the signing of all necessary documents.

      9.6. The Company may use this Service Contract as documentation for purposes of registering the said rights.

      9.7. Patentable inventions and utility models shall generally be governed by the Danish act on employee inventions (lov om arbejdstageres opfindelser) as may from time to time apply unless otherwise stipulated herein.

10. RESTRICTIVE COVENANTS

      10.1. During the term of this Service Contract and for a period of 1 year after the expiry or termination hereof, the Manager will not solicit or influence, or attempt to influence:

            10.1.1. any Key Employee of the Company or the Company's group or by companies now or previously affiliated with the Company, including, without limitation OSI Pharmaceuticals Inc. or OSI Pharmaceuticals (UK) Limited with whom he had contact in the course of his employment under this Service Contract, so as to terminate or otherwise cease his or her employment with such company; or

            10.1.2. any person engaged by any client of the Company or the
                    Company's group or by companies now or previously affiliated with the Company with whom he had contact in the course of his employment under this Service Contract, so as to terminate or otherwise cease his or her employment with such entity.

      10.2. For the purpose of Section 10.1, a Key Employee shall be any person who, at the date of termination of employment, or within a period of 12 months prior to such termination of employment, has been engaged in a position which involved (i) pharmaceutical research and/or development in the therapeutic area of diabetes; or (ii) receiving confidential information about such pharmaceutical research and development by virtue of his/her position; or (iii) discussions with investors and potential investors relating to business in the therapeutic area of diabetes carried on by his/her employer.

      10.3. The restrictions in Sections 10.1.1 and 10.1.2 are separate and distinct and are each to be construed separately from the other restriction. In the event that either such restriction shall be found to be void or unenforceable but would be valid or enforceable if some part or parts of it were deleted, the Manager and the Company agree that such restriction shall apply with such deletions as may be necessary to make it valid and effective.

11. DUTY OF CONFIDENTIALITY AND DOCUMENTS

      11.1. The Manager shall have a duty of confidentiality in respect of the trade secrets of the Company and all affiliated companies, including, without limitation, OSI Pharmaceuticals Inc., and/or OSI Pharmaceuticals (UK) Ltd., save for matters of a nature requiring disclosure to governmental and regulatory bodies or courts of competent jurisdiction provided such disclosure is limited to the extent necessary and that reasonable notice is given to the Company to enable protectionary measures to be taken. Such duty of confidentiality shall continue to apply after termination of the employment.

      11.2. All documents relating to the affairs of the Company and any affiliated company, including, without limitation, OSI Pharmaceuticals Inc., and/or OSI Pharmaceuticals (UK) Ltd., such as business relations, price lists, calculations etc., shall be kept in a proper and confidential manner and shall not be used for any purpose other than to fulfill the obligations contained herein and in pursuance of the Manager's duties contemplated herein nor shall be disclosed to any third party. Such documents shall not be sold by the Manager personally or by any third party. When the Manager actually leaves the Company, howsoever caused and whether before or after expiry of any notice period, such documents shall promptly be returned to the Company. The Manager is not entitled to retain the documents.

      11.3. It is agreed between the Parties that any material violation of
            Section 11.1 or Section 11.2 shall constitute a breach entitling the Company to terminate the employment promptly in accordance with
            Section 8.5.

      11.4. Section 11.1 -- 11.3 shall apply in addition to the separate Confidentiality Agreement between the Manager and OSI Pharmaceuticals Inc. dated 14 November 2002 already in existence at the date hereof and such provisions shall not affect the terms and conditions thereof. Where any conflict arises between the terms of the Confidentiality Agreement and Sections 11.1 to 11.3, the terms hereof shall prevail.

12. RETURN OF MATERIAL

      12.1. When the Manager actually leaves the Company, howsoever caused and whether before or after expiry of any notice period, all material and chattels belonging to the Company or any affiliated company and in the possession of the Manager shall be returned to the Company. The Manager is not entitled to retain such material and chattels.

13. GOVERNING LAW AND VENUE

      13.1. This Service Contract shall be governed by Danish Law except for its choice of law principles.

      13.2. All disputes arising out of this Service Contract shall be referred to Danish High Court.

14. SIGNATURES

      14.1. This Service Contract has been executed in two original copies, one for each of the parties.

Place and date:                                Place and date: June 10TH 2004
For the Company

/s/ COLIN GODDARD                              /s/ ANKER LUNDEMOSE
-----------------------                        ---------------------------------
Colin Goddard, Director                        Anker Lundemose
Prosidion Ltd.